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                                                                  EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated March 22, 1999 with respect to the balance sheets of Navigation Bank as of December 31, 1998 and 1997 and the related statements of income, stockholder's equity and cash flows for each of the years in the three year period ended December 31, 1998 included herein (the Form S-4 Registration Statement of SouthTrust Corporation) and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                                /s/ KILLINGSWORTH & COMPANY P.C.

Houston, Texas
June 2, 1999